Exhibit (h)

                                                SERVICES AGREEMENT


         THIS AGREEMENT, dated as of this 31st day of May, 1999 between WILSHIRE TARGET FUNDS, INC. (the "Fund"), a Maryland corporation having its principal place of business at 53 State Street Boston, Massachusetts and FIRST DATA
INVESTOR SERVICES GROUP, INC. ("Investor Services Group"), a Massachusetts corporation with principal offices at 4400 Computer Drive, Westborough, Massachusetts 01581.

                                                    WITNESSETH

         WHEREAS, the Fund is authorized to issue Shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets;

         WHEREAS,   the  Fund  intends  to  offer  shares  in  those  Portfolios identified in the attached Exhibit 1, as the same may be amended from time to time in accordance with Article 14;

         WHEREAS, the Fund on behalf of the Portfolios, desires to appoint Investor Services Group as its administrator, fund accounting agent, transfer agent, dividend disbursing agent and agent in connection with certain other activities and Investor Services Group desires to accept such appointment;

         NOW, THEREFORE, in consideration of the mutual covenants and promises hereinafter set forth, the Fund and Investor Services Group agree as follows:

Article 1         Definitions.

         1.1 Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

                  (a) "Articles of Incorporation" shall mean the Articles of Incorporation, Declaration of Trust, or other similar organizational document as the case may be, of the Fund as the same may be amended from time to time.

                  (b) "Authorized Person" shall be deemed to include (i) any authorized officer of the Fund, or (ii) any person, whether or not such person is an officer or employee of the Fund, duly authorized to give Oral Instructions or Written Instructions on behalf of the Fund as indicated in writing to Investor Services Group from time to time.

                  (c) "Board of Directors" shall mean the Board of Directors or Board of Trustees of the Fund, as the case may be.

                  (d) "Commission" shall mean the Securities and Exchange Commission.



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                  (e)  "Custodian"  refers to any custodian or  subcustodian  of securities and other property which the Fund may from time to time deposit, or cause to be deposited or held under the name or account of such a custodian pursuant to a Custodian Agreement.

                  (f) "1934 Act" shall mean the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, all as amended from time to time.

                  (g) "1940 Act" shall mean the Investment Company Act of 1940 and the rules and regulations promulgated thereunder, all as amended from time to time.

                  (h) "Oral Instructions" shall mean instructions, other than Written Instructions, actually received by Investor Services Group from a person reasonably believed by Investor Services Group to be an Authorized Person;

                  (i) "Portfolio" shall mean each separate series of shares offered by the Fund representing interest in a separate portfolio of securities and other assets;

                  (j) "Prospectus" shall mean the most recently dated Fund Prospectus and Statement of Additional Information, including any supplements thereto if any, which has become effective under the Securities Act of 1933 and the 1940 Act.

                  (k) "Shares" refers collectively to such shares of capital stock or beneficial interest, as the case may be, or class thereof, of each respective Portfolio of the Fund as may be issued from time to time.

                  (l) "Shareholder" shall mean a record owner of Shares of each respective Portfolio of the Fund.

                  (m) "Written Instructions" shall mean a written communication signed by a person reasonably believed by Investor Services Group to be an Authorized Person and actually received by Investor Services Group. Written Instructions shall include manually executed originals and authorized electronic transmissions, including telefacsimile of a manually executed original or other process.

Article 2         Appointment of Investor Services Group.

         The Fund, on behalf of the Portfolios, hereby appoints and constitutes Investor Services Group as transfer agent and dividend disbursing agent for Shares of each respective Portfolio of the Fund and as administrator, fund accounting agent, and shareholder servicing agent for the Fund and Investor Services Group hereby accepts such appointments and agrees to perform the duties hereinafter set forth.

Article 3         Duties of Investor Services Group.

         3.1      Investor Services Group shall be responsible for:

                  (a) Administering and/or performing the customary services of a transfer agent; acting as service agent in connection with dividend and distribution functions; and for performing shareholder account and administrative agent functions in connection with the issuance, transfer and redemption or repurchase (including coordination with the Custodian) of Shares of each Portfolio, as more fully described in the written schedule of Duties of Investor Services Group annexed hereto as Schedule A and incorporated herein, and in accordance with the terms of the Prospectus of the Fund on behalf of the applicable Portfolio, applicable law and the procedures established from time to time between Investor Services Group and the Fund.

                  (b) Recording the issuance of Shares and maintaining pursuant to Rule 17Ad-10(e) of the 1934 Act a record of the total number of Shares of each Portfolio which are authorized, based upon data provided to it by the Fund, and issued and outstanding. Investor Services Group shall provide the Fund on a regular basis with the total number of Shares of each Portfolio which are authorized and issued and outstanding and shall have no obligation, when recording the issuance of Shares, to monitor the issuance of such Shares or to take cognizance of any laws relating to the issue or sale of such Shares, which functions shall be the sole responsibility of the Fund.

                  (c) Investor Services Group shall be responsible for the following: performing the customary services of an administrator, including corporate secretarial, treasury and blue sky services, and fund accounting agent for the Fund, as more fully described in the written schedule of Duties of Investor Services Group annexed hereto as Schedule B and incorporated herein, and subject to the supervision and direction of the Board of Directors of the Fund.

                  (d) Notwithstanding any of the foregoing provisions of this Agreement, Investor Services Group shall be under no duty or obligation to inquire into, and shall not be liable for: (i) the legality of the issuance or sale of any Shares or the sufficiency of the amount to be received therefor; (ii) the legality of the redemption of any Shares, or the propriety of the amount to be paid therefor; (iii) the legality of the declaration of any dividend by the Board of Directors, or the legality of the issuance of any Shares in payment of any dividend; or
         (iv) the legality of any recapitalization or readjustment of the Shares.

         3.2 In addition, Investor Services Group shall have no responsibility under this Agreement to (i) identify those transactions and assets to be treated as exempt from blue sky reporting for each State or (ii) verify the establishment of transactions for each State on the system prior to activation and thereafter monitor the daily activity for each State which shall be the responsibility of the Fund's blue sky service agent (which may be Investor Services Group under separate agreement). The responsibility of Investor Services Group under this Agreement for the Fund's blue sky State registration status is solely limited to the initial establishment of transactions subject to blue sky compliance by the Fund and the reporting of such transactions to the Fund as provided above.



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         3.3 In performing its duties under this  Agreement,  Investor  Services
Group: (a) will act in accordance with the Articles of Incorporation, By-Laws, Prospectuses and with the Oral Instructions and Written Instructions of the Fund and will conform to and comply with the requirements of the 1940 Act and all other applicable federal or state laws and regulations; and (b) will consult with legal counsel to the Fund, as necessary and appropriate. Furthermore, Investor Services Group shall not have or be required to have any authority to supervise the investment or reinvestment of the securities or other properties which comprise the assets of the Fund or any of its Portfolios and shall not provide any investment advisory services to the Fund or any of its Portfolios.

         3.4 In addition to the duties set forth herein, Investor Services Group shall perform such other duties and functions, and shall be paid such amounts therefor, as may from time to time be agreed upon in writing between the Fund and Investor Services Group.

Article 4         Recordkeeping and Other Information.

         4.1 Investor Services Group shall create and maintain all records required of it pursuant to its duties hereunder and as set forth in Schedule A in accordance with all applicable laws, rules and regulations, including records required by Section 31 (a) of the 1940 Act. Where applicable, such records shall be maintained by Investor Services Group for the periods and in the places required by Rule 31 a-2 under the 1940 Act.

         4.2 To the extent required by Section 31 of the 1940 Act, Investor Services Group agrees that all such records prepared or maintained by Investor Services Group relating to the services to be performed by Investor Services Group hereunder are the property of the Fund and will be preserved, maintained and made available in accordance with such section, and will be surrendered promptly to the Fund on and in accordance with the Fund's request.

         4.3 In case of any requests or demands for the inspection of Shareholder records of the Fund, Investor Services Group will endeavor to notify the Fund of such request and secure Written Instructions as to the handling of such request. Investor Services Group reserves the right, however, to exhibit the Shareholder records to any person whenever it is advised by its counsel that it may be held liable for the failure to comply with such request.

Article 5         Fund Instructions.

         5.1 Investor Services Group will have no liability when acting upon Written or Oral Instructions reasonably believed to have been executed or orally communicated by an Authorized Person and will not be held to have any notice of any change of authority of any person until receipt of a Written Instruction thereof from the Fund. Investor Services Group will also have no liability when processing Share certificates which it reasonably believes to bear the proper manual or facsimile signatures of the officers of the Fund and the proper countersignature of Investor Services Group.



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         5.2  At  any  time,   Investor   Services  Group  may  request  Written
Instructions from the Fund and may seek advice from legal counsel for the Fund, or its own legal counsel, with respect to any matter arising in connection with this Agreement, and it shall not be liable for any action taken or not taken or suffered by it in good faith in accordance with such Written Instructions or in accordance with the opinion of counsel for the Fund or for Investor Services Group. Written Instructions requested by Investor Services Group will be provided by the Fund within a reasonable period of time.

         5.3 Investor Services Group, its officers, agents or employees, shall accept Oral Instructions or Written Instructions given to them by any person representing or acting on behalf of the Fund only if said representative is an Authorized Person. The Fund agrees that all Oral Instructions shall be followed within one business day by confirming Written Instructions, and that the Fund's failure to so confirm shall not impair in any respect Investor Services Group's right to rely on Oral Instructions.

Article 6         Compensation.

         6.1 The Fund on behalf of each of the Portfolios will compensate Investor Services Group for the performance of its obligations hereunder in accordance with the fees and other charges set forth in the written Fee Schedule annexed hereto as Schedule B and incorporated herein.

         6.2 In addition to those fees set forth in Section 6.1 above, the Fund on behalf of each of the Portfolios agrees to pay, and will be billed separately for, out-of-pocket expenses incurred by Investor Services Group in the performance of its duties hereunder. Out-of-pocket expenses shall include the items specified in the written schedule of out-of-pocket charges annexed hereto as Schedule C and incorporated herein. Schedule C may be modified by written agreement between the parties. Unspecified out-of-pocket expenses shall be limited to those out-of-pocket expenses reasonably incurred by Investor Services Group in the performance of its obligations hereunder and authorized in advance by an officer of the Fund who is not an affiliate of Investor Services Group.

         6.3 The Fund on behalf of each of the Portfolios agrees to pay all fees and out-of-pocket expenses within fifteen (15) days following the receipt of the respective invoice.

         6.4 Any compensation agreed to hereunder may be adjusted from time to time by attaching to Schedule B, a revised Fee Schedule executed and dated by the parties hereto.

         6.5 The Fund acknowledges that the fees that Investor Services Group charges the Fund under this Agreement reflect the allocation of risk between the parties, including the disclaimer of warranties in Section 9.3 and the limitations on liability and exclusion of remedies in Section 11.2 and Article
12. Modifying the allocation of risk from what is stated here would affect the fees that Investor Services Group charges, and in consideration of those fees, the Fund agrees to the stated allocation of risk.



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         6.6 Investor  Services Group will from time to time employ or associate with itself such person or persons as Investor Services Group may believe to be particularly suited to assist it in performing services under this Agreement. Such person or persons may be officers and employees who are employed by both Investor Services Group and the Fund. The compensation of such person or persons shall be paid by Investor Services Group and no obligation shall be incurred on behalf of the Fund in such respect.

         6.7 Investor Services Group shall not be required to pay any of the following expenses incurred by the Fund: membership dues in the Investment Company Institute or any similar organization; investment advisory expenses; costs of printing and mailing stock certificates, prospectuses, reports and notices; interest on borrowed money; brokerage commissions; stock exchange listing fees; taxes and fees payable to Federal, state and other governmental agencies; fees of Board Members of the Fund who are not affiliated with Investor Services Group; outside auditing expenses; outside legal expenses; Blue Sky registration or filing fees; or other expenses not specified in this Section 6.7 which may be properly payable by the Fund. Investor Services Group shall not be required to pay any Blue Sky registration or filing fees unless and until it has received the amount of such fees from the Fund.

Article 7         Documents.

         In connection with the appointment of Investor Services Group, the Fund shall, on or before the date this Agreement goes into effect, but in any case within a reasonable period of time for Investor Services Group to prepare to perform its duties hereunder, deliver or caused to be delivered to Investor Services Group the documents set forth in the written schedule of Fund Documents annexed hereto as Schedule D.

Article 8         Investor Services Group System.

         8.1 Investor Services Group shall retain title to and ownership of any and all data bases, computer programs, screen formats, report formats, interactive design techniques, derivative works, inventions, discoveries, patentable or copyrightable matters, concepts, expertise, patents, copyrights, trade secrets, and other related legal rights utilized by Investor Services Group in connection with the services provided by Investor Services Group to the Fund herein (the "Investor Services Group System").

         8.2 Investor Services Group hereby grants to the Fund a limited license to the Investor Services Group System for the sole and limited purpose of having Investor Services Group provide the services contemplated hereunder and nothing contained in this Agreement shall be construed or interpreted otherwise and such license shall immediately terminate with the termination of this Agreement.

Article 9         Representations and Warranties.

         9.1 Investor Services Group represents and warrants to the Fund that:



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     (a) it is a  corporation  duly  organize and existing and in good  standing under the laws of the Commonwealth of Massachusetts;

                 (b) it is empowered under applicable laws and by its Articles of Incorporation and By-Laws to enter into and perform this Agreement;

                  (c) all requisite corporate proceedings have been taken to authorize it to enter into this Agreement;

                  (d) it is duly registered with its appropriate regulatory agency as a transfer agent and such registration will remain in effect for the duration of this Agreement; and

                 (e) it has and will  continue to have  access to the  necessary
         facilities,   equipment   and  personnel  to  perform  its  duties  and
         obligations under this Agreement.

         9.2 The Fund represents and warrants to Investor Services Group that:

     (a) it is duly organized and existing and in good standing under the laws of the jurisdiction in which it is organized;

                  (b) it is empowered under applicable laws and by its Article of Incorporation and By-Laws to enter into this Agreement;

                  (c) all corporate proceedings required by said Articles of Incorporation, By-Laws and applicable laws have been taken to authorize it to enter into this Agreement;

                  (d) a registration statement under the Securities Act of 1933, as amended, and the 1940 Act relating to each of the Portfolios is currently effective and will remain effective, and all appropriate state securities law filings have been made and will continue to be made, with respect to all Shares of the Fund being offered for sale; and

                  (e) all outstanding Shares are validly issued, fully paid and non-assessable and when Shares are hereafter issued in accordance with the terms of the Fund's Articles of Incorporation and its Prospectus with respect to each Portfolio, such Shares shall be validly issued, fully paid and non-assessable.

         9.3 THIS IS A SERVICE AGREEMENT. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, INVESTOR SERVICES GROUP DISCLAIMS ALL OTHER REPRESENTATIONS OR WARR~NTIES, EXPRESS OR IMPLIED, MADE TO THE FUND OR ANY OTHER PERSON, INCLUDING, WITHOUT LIMITATION, ANY ~7AI~ANTIES REGARDING QUALITY, SUITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OTHERWISE (IRRESPECTIVE OF ANY COURSE OF DEALING, CUSTOM OR USAGE OF TRADE) OF ANY SERVICES OR ANY GOODS PROVIDED INCIDENTAL TO SERVICES PROVIDED UNDER THIS AGREEMENT. INVESTOR SERVICES GROUP DISCLAIMS ANY WARRANTY OF TITLE OR NON-INFRINGEMENT EXCEPT AS OTHERWISE SET FORTH IN THIS AGREEMENT.

Article 10        Indemnification.

         10.1 Investor Services Group shall not be responsible for and the Fund on behalf of each Portfolio shall indemnify and hold Investor Services Group harmless from and against any and all claims, costs, expenses (including reasonable attorneys' fees), losses, damages, charges, payments and liabilities of any sort or kind which may be asserted against Investor Services Group or for which Investor Services Group may be held to be liable (a "Claim") arising out of or attributable to any of the following:

                  (a) any actions of Investor Services Group required to be taken pursuant to this Agreement unless such Claim resulted from a negligent act or omission to act, willful misfeasance or bad faith by Investor Services Group in the performance of its duties hereunder;

                 (b) Investor Services Group's reasonable reliance on, or reasonable use of information, data, records and documents (including but not limited to magnetic tapes, computer printouts, hard copies and microfilm copies) received by Investor Services Group from the Fund, or any authorized third party acting on behalf of the Fund, including but not limited the prior transfer agent for the Fund, in the performance of Investor Services Group's duties and obligations hereunder;

     (c) the reliance on, or the implementation of, any Written or Oral Instructions;

                  (d) except to the extent that Investor Services Group serves as the Fund's Administrator under separate agreement, the offer or sales of shares in violation of any requirement under the securities laws or regulations of any state that such shares be registered in such state or in violation of any stop order or other determination or ruling by any state with respect to the offer or sale of such shares in such state; and

                  (e) the Fund's refusal or failure to comply with the terms of this Agreement, or any Claim which arises out of the Fund's negligent acts or omission to act, willful misfeasance or bad faith or the breach of any representation or warranty of the Fund made herein.

         10.2 Investor Services Group shall indemnify and hold harmless the Fund from and against any and all claims, costs, expenses (including reasonable attorneys' fees), losses, damages, charges, payments and liabilities of any sort or kind which may be asserted against the Fund or for which the Fund may be held to be liable in connection with this Agreement or Investor Services Group's performance hereunder (also a "Claim"), if such Claim arises by reason of Investor Services Group's refusal to comply with the terms of this Agreement, or any Claim which arises out of Investor Services Group's negligent acts or omission to act, willful misfeasance or bad faith hereunder or the breach of any representation or warranty of Investor Services Group made herein.



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         10.3 In any  case in  which  the  one  party  hereto  may be  asked  to indemnify or hold the other harmless pursuant to the provisions of Sections 10.1 or 10.2 hereof, the party seeking indemnification will notify the other party promptly after identifying any situation which it believes presents or appears likely to present a claim for indemnification hereunder, although the failure to do so shall not prevent recovery by the party seeking indemnification except to the extent that such failure prejudices the other party in its defense of any such claim, and shall keep the other party advised with respect to all developments concerning such situation. The party from whom indemnification is sought shall have the option to defend the other party against any Claim which may be the subject of this indemnification, and, in the event that the party from whom the indemnification is sought so elects, such defense shall be conducted by counsel chosen by the party from whom the indemnification is sought and satisfactory to the other party, and thereupon the party from whom the indemnification is sought shall take over complete defense of the Claim and the other party shall sustain no further legal or other expenses in respect of such Claim. The party seeking indemnification will not confess any Claim or make any compromise in any case in which the other party will be asked to provide indemnification, except with the other party's prior written consent. The obligations of the parties hereto under this Article 10.3 shall survive the termination of this Agreement.

         10.4 Any claim for indemnification under this Agreement must be made prior to the earlier of:

     (a) one year after the party seeking indemnification becomes aware of the event for which indemnification is claimed; or

     (b) one year after the earlier of the termination of this Agreement or the expiration of the term of this Agreement.

         10.5 Except for remedies that cannot be waived as a matter of law (and injunctive or provisional relief), the provisions of this Article 10 shall be Investor Services Group's sole and exclusive remedy for claims or other actions or proceedings to which the Fund's indemnification obligations pursuant to this
Article 10 may apply.

Article 11        Standard of Care.

         11.1 Investor Services Group shall at all times act in good faith and agrees to use its best efforts within commercially reasonable limits to ensure the accuracy of all services performed under this Agreement, but assumes no responsibility for loss or damage to the Fund unless said errors are caused by Investor Services Group's own negligence, bad faith or willful misconduct or that of its employees.

         11.2 Notwithstanding any provision in this Agreement to the contrary, Investor Services Group's cumulative liability (to the Fund) for all Claims arising out of or related to this Agreement and regardless of the form of action or legal theory shall not exceed one million ($1,000,000) dollars plus any and all amounts available to Investor Services Group or the Fund in respect of such Claims under Investor Services Group's liability insurance, which Investor Services Group agrees continuously to maintain in principal coverage amounts of at least five million dollars ($5,000,000)

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at all times  during  the term of this  Agreement  and for at least one (1) year thereafter. Investor Services Group agrees to furnish initial certification of such insurance coverage upon the execution of this Agreement and subsequent certification of such coverage upon the request of the Fund and immediately notify the Fund of any modification or termination thereof. Fund understands the limitation on Investor Services Group's damages to be a reasonable allocation of risk and Fund expressly consents with respect to such allocation of risk. In allocating risk under the Agreement, the parties agree that the damage limitation set forth above shall apply to any alternative remedy ordered by a court in the event such court determines that sole and exclusive remedy provided for in the Agreement fails of its essential purpose.

         11.3 Each party shall have the duty to mitigate damages for which the other party may become responsible.

Article 12        Consequential Damages.

         NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, IN NO EVENT SHALL EITHER PARTY, THEIR AFFILIATES OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR SUBCONTRACTORS BE LIABLE TO THE OTHER PARTY FOR EXEMPLARY, PUNITIVE, SPECIAL, INDIRECT OR CONSEOUENTIAL DAMAGES.

Article 13        Term and Termination.

         13.1 This Agreement shall be effective on the date first written above and shall continue for a period of three (3) years (the "Initial Term").

         13.2 Upon the expiration of the Initial Term, this Agreement shall automatically renew for successive terms of three (3) years ("Renewal Terms") each, unless the Fund or Investor Services Group provides written notice to the other of its intent not to renew. Such notice must be received not less than ninety (90) days and not more than one-hundred eighty (180) days prior to the expiration of the Initial Term or the then current Renewal Term.

         13.3 Upon termination, for whatever reason, Investor Services Group shall cooperate fully with the Fund and with any successor administrator, transfer and dividend disbursing or shareholder services agent for the Fund in connection with the administration of the Fund's business affairs or the transfer of the transfer, dividend disbursing or shareholder services functions to such successor agent, and shall act promptly and expeditiously in all matters relating thereto, including the transfer of all records, data and information reasonable necessary or appropriate to such transfer of functions, with a view toward achieving an orderly, efficient and cost-effective transition on any reasonable schedule which may be established therefor by the Fund, in good faith, taking into account the circumstances of Investor Services Group, including the time of year, other operational demands made on Investor Services Group at the time and any other factors which Investor Services Group may communicate to the Fund as being relevant to the establishment of such schedule. The parties agree that any transition schedule allowing for a period of sixty
(60) days or more to complete the transition shall be deemed a "reasonable schedule" for purposes of this Section 13.3. The Fund agrees to reimburse Investor Services Group for all reasonable costs and expenses incurred in connection with the aforementioned transfer to a successor agent.

         13.4 A party may terminate this Agreement by giving thirty (30) days written notice of such termination to the other party in the event that the other party has become insolvent or made a general assignment for the benefit of creditors, or a petition under the Bankruptcy Code is filed by or against the other party and the other party has not discharged said petition within thirty
(30) days after such filing.

         13.5 If a party hereto is guilty of a material failure to perform its duties and obligations hereunder (a "Defaulting Party") the other party (the "Non-Defaulting Party") may give written notice thereof to the Defaulting Party, and if such material breach shall not have been remedied within thirty (30) days after such written notice is given, then the Non-Defaulting Party may terminate this Agreement by giving thirty (30) days written notice of such termination to the Defaulting Party. The termination of this Agreement by a non-defaulting party shall not constitute a waiver of any other rights or remedies of such party with respect to services performed prior to such termination or rights of such party to be reimbursed for out-of-pocket expenses hereunder. In all cases, termination by the Non-Defaulting Party shall not constitute a waiver by the Non-Defaulting Party of any other rights it might have under this Agreement or otherwise against the Defaulting Party.

         13.6 Notwithstanding anything contained in this Agreement to the contrary and except as provided in Sections 13.4 and 13.5 hereof, should the Fund desire to move any of the services provided by Investor Services Group hereunder to a successor service provider prior to the expiration of the then current Initial or Renewal Term, or should the Fund or any of its affiliates take any action which would result in Investor Services Group ceasing to provide transfer agency, administration or fund accounting services to the Fund prior to the expiration of the Initial or any Renewal Term, Investor Services Group shall make a good faith effort to facilitate the conversion on such prior date, however, there can be no guarantee that Investor Services Group will be able to facilitate a conversion of services on such prior date. In connection with the foregoing, should services be converted to a successor service provider or should the Fund or any of its affiliates take any action which would result in Investor Services Group ceasing to provide transfer agency, administration or fund accounting services to the Fund prior to the expiration of the Initial or any Renewal Term, the payment of fees to Investor Services Group as set forth herein shall be accelerated to a date prior to the conversion or termination of services and calculated as if the services had remained with Investor Services Group until the expiration of the then current Initial or Renewal Term and calculated at the asset and/or Shareholder account levels, as the case may be, on the date notice of termination was given to Investor Services Group.

Article 14        Additional Portfolios.

         In the event that the Fund establishes one or more Portfolios in addition to those identified in Exhibit 1, with respect to which the Fund desires to have Investor Services Group render services as transfer agent under the terms hereof, the Fund shall so notify Investor Services Group in writing, and if Investor Services Group agrees in writing to provide such services,
Exhibit 1 shall be amended to include such additional Portfolios.

Article 15        Confidentiality.

         15.1 The parties agree that the Proprietary Information (defined below) (collectively "Confidential Information") are confidential information of the parties and their respective licensors. The Fund and Investor Services Group shall exercise at least the same degree of care, but not less than reasonable care, to safeguard the confidentiality of the Confidential Information of the other as it would exercise to protect it's own confidential information of a similar nature. The Fund and Investor Services Group may use the Confidential Information only to exercise its rights under this Agreement. The Fund and Investor Services Group shall not duplicate, sell or disclose to others the Confidential Information of the other, in whole or in part, without the prior written permission of the other party. The Fund and Investor Services Group may, however, disclose Confidential Information to its employees who have a need to know the Confidential Information to perform work for the other, provided that each shall use reasonable efforts to ensure that the Confidential Information is not duplicated or disclosed by its employees in breach of this Agreement. The Fund and Investor Services Group may also disclose the Confidential Information to independent contractors, auditors, and professional advisors, provided they first agree in writing to be bound by the confidentiality obligations substantially similar to this Section 15.1. Notwithstanding the previous sentence, in no event shall either the Fund or Investor Services Group disclose the Confidential Information to any competitor of the other without specific, prior written consent.

         15.2     Proprietary Information means:

                  (a) any data or information that is competitively sensitive material, and not generally known to the public, including, but not limited to, information about product plans, marketing strategies, finance, operations, customer relationships, customer profiles, sales estimates, business plans, and internal performance results relating to the past, present or future business activities of the Fund or Investor Services Group, their respective subsidiaries and affiliated companies and the customers, clients and suppliers of any of them;

                  (b) any scientific or technical information, design, process, procedure, formula, or improvement that is commercially valuable and secret in the sense that its confidentiality affords the Fund or Investor Services Group a competitive advantage over its competitors; and

                  (c) all confidential or proprietary concepts, documentation, reports, data, specifications, computer software, source code, object code, flow charts, databases, inventions, know-how, show-how and trade secrets, whether or not patentable or copyrightable.

         15.3 Confidential Information includes, without limitation, all documents, inventions, substances, engineering and laboratory notebooks, drawings, diagrams, specifications, bills of material, equipment, prototypes and models, and any other tangible manifestation of the foregoing of either party which now exist or come into the control or possession of the other.

Article 16        Force Majeure: Excused Non-Performance.

         No party shall be liable for any default or delay in the performance of its obligations under this Agreement if and to the extent such default or delay is caused, directly or indirectly, by (i) fire, flood, elements of nature or other acts of God; (ii) any outbreak or escalation of hostilities, war, riots or civil disorders in any country, (iii) any act or omission of any governmental authority; (iv) any labor disputes (whether or not the employees' demands are reasonable or within the party's power to satisfy); or (v) nonperformance by a third party or any similar cause beyond the reasonable control of such party, including without limitation, failures or fluctuations in telecommunications or other equipment. In addition, no party shall be liable for any default or delay in the performance of its obligations under this Agreement if and to the extent that such default or delay is caused, directly or indirectly, by the actions or inactions of the other party. In any such event, the non-performing party shall be excused from any further performance and observance of the obligations so affected only for as long as such circumstances prevail and such party continues to use commercially reasonable efforts to recommence performance or observance as soon as practicable.

Article 17        Assignment and Subcontracting.

         This Agreement, its benefits and obligations shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned or otherwise transferred by either party hereto, without the prior written consent of the other party, which consent shall not be unreasonably withheld; provided, however, that Investor Services Group may, in its sole discretion, assign all its right, title and interest in this Agreement to an affiliate, parent or subsidiary, provided that (i) the financial capacity of such assignee is not materially less than Investor Services Group's; (ii) the nature and quality of the services to be provided hereunder are not materially adversely affected by such assignment; and
(iii) the quality and capabilities of the personnel and facilities of the assignee are not materially less than Investor Services Group's. Investor Services Group may, in its sole discretion, engage subcontractors to perform any of the obligations contained in this Agreement to be performed by Investor Services Group, provided, however, that Investor Services Group shall at all times remain fully responsible for the acts or omissions of such sub-contractors as if it were providing such services directly.

Article 18        Arbitration.

         18.1 Any claim or controversy arising out of or relating to this Agreement, or breach hereof, shall be settled by arbitration administered by the American Arbitration Association in Boston, Massachusetts in accordance with its applicable rules, except that the Federal Rules of Evidence and the Federal Rules of Civil Procedure with respect to the discovery process shall apply.

         18.2 The parties hereby agree that judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction.

         18.3 The parties acknowledge and agree that the performance of the obligations under this Agreement necessitates the use of instrumentalities of interstate commerce and, notwithstanding other general choice of law provisions in this Agreement, the parties agree that the Federal Arbitration Act shall govern and control with respect to the provisions of this Article 18.

Article 19        Notice.

         Any notice or other instrument authorized or required by this Agreement to be given in writing to the Fund or Investor Services Group, shall be suff1ciently given if addressed to that party and received by it at its office set forth below or at such other place as it may from time to time designate in writing;

                  To the Fund:

                  Wilshire Target Funds, Inc.
                  c/o Wilshire Associates Incorporated
                  1299 Ocean Avenue - Suite 700
                  Santa Monica, CA 90401
                  Attention: Alan L. Manning
                              Vice President and General Counsel

                  To Investor Services Group:

                  First Data Investor Services Group, Inc.
                  4400 Computer Drive
                  Westborough, Massachusetts 01581
                  Attention: President

                  with a copy to Investor Services Group's General Counsel

Article 20        Governing Law/Venue.

         The laws of the Commonwealth of Massachusetts, excluding the laws on conflicts of laws, shall govern the interpretation, validity, and enforcement of this agreement. All actions arising from or related to this Agreement shall be brought in the state and federal courts sitting in the City of Boston, and Investor Services Group and Client hereby submit themselves to the exclusive jurisdiction of those courts.

Article 21        Counterparts.

         This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original; but such counterparts shall, together, constitute only one instrument.

Article 22        Captions.

         The captions of this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

Article 23        Publicity.

         Neither Investor Services Group nor the Fund shall release or publish news releases, public announcements, advertising or other publicity relating to this Agreement or to the transactions contemplated by it without the prior review and written approval of the other party; provided, however, that either party may make such disclosures as are required by legal, accounting or regulatory requirements after making reasonable efforts in the circumstances to consult in advance with the other party.

Article 24        Relationship of Parties.

         The parties agree that they are independent contractors and not partners or co-venturers and nothing contained herein shall be interpreted or construed otherwise.

Article 25        Entire Agreement: Severability.

         25.1 This Agreement, including Schedules, Addenda1 and Exhibits hereto, constitutes the entire Agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous proposals, agreements, contracts, representations, and understandings, whether written or oral, between the parties with respect to the subject matter hereof. No change, termination, modification, or waiver of any term or condition of the Agreement shall be valid unless in writing signed by each party. No such writing shall be effective as against Investor Services Group unless said writing is executed by an Executive Vice President, or President of Investor Services Group. A party's waiver of a breach of any term or condition in the Agreement shall not be deemed a waiver of any subsequent breach of the same or another term or condition.

         25.2 The parties intend every provision of this Agreement to be severable. If a court of competent jurisdiction determines that any term or provision is illegal or invalid for any reason, the illegality or invalidity shall not affect the validity of the remainder of this Agreement. In such case, the parties shall in good faith modify or substitute such provision consistent with the original intent of the parties. Without limiting the generality of this paragraph, if a court determines that any remedy stated in this Agreement has failed of its essential purpose, then all other provisions of this Agreement, including the limitations on liability and exclusion of warranties, shall remain fully effective.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers, as of the day and year first above written.

                                            WILSHIRE TARGET FUNDS, INC.

                                            By:/s/ Thomas D. Stevens

                                            Title:   President


                    FIRST DATA INVESTOR SERVICES GROUP, INC.

                                            By: /s/ Kenneth J. Kempf

                                            Title:   Senior Vice President

                                                     Exhibit 1

                                                List of Portfolios

Large Company Growth Portfolio
Large Company Value Portfolio Small
Company Growth Portfolio Small Company
Value Portfolio Wilshire 5000 Index
Portfolio

                                                    Schedule A

                                         DUTIES OF INVESTOR SERVICES GROUP

TRANSFER AGENCY SERVICES

         1. Shareholder Information. Investor Services Group shall maintain a record of the number of Shares held by each Shareholder of record which shall include name, address, taxpayer identification and which shall indicate whether such Shares are held in certificates or uncertificated form.

         2. Shareholder Services. Investor Services Group shall respond as appropriate to all inquiries and communications from Shareholders relating to Shareholder accounts with respect to its duties hereunder and as may be from time to time mutually agreed upon between Investor Services Group and the Fund.

         3.       Share Certificates.

         (a) At the expense of the Fund, the Fund shall supply Investor Services Group with an adequate supply of blank share certificates to meet Investor Services Group requirements therefor. Such Share certificates shall be properly signed by facsimile. The Fund agrees that, notwithstanding the death, resignation, or removal of any officer of the Fund whose signature appears on such certificates, Investor Services Group or its agent may continue to countersign certificates which bear such signatures until otherwise directed by Written Instructions.

         (b) Investor Services Group shall issue replacement Share certificates in lieu of certificates which have been lost, stolen or destroyed, upon receipt by Investor Services Group of properly executed affidavits and lost certificate bonds, in form satisfactory to Investor Services Group, with the Fund and Investor Services Group as obligees under the bond.

         (c) Investor Services Group shall also maintain a record of each certificate issued, the number of Shares represented thereby and the Shareholder of record. With respect to Shares held in open accounts or uncertificated form (i.e., no certificate being issued with respect thereto) Investor Services Group shall maintain comparable records of the Shareholders thereof, including their names, addresses and taxpayer identification. Investor Services Group shall further maintain a stop transfer record on lost and/or replaced certificates.

         4. Mailing Communications to Shareholders: Proxy Materials. Investor Services Group will address and mail to Shareholders of the Fund, all reports to Shareholders, dividend and distribution notices and proxy material for the Fund's meetings of Shareholders. In connection with meetings of Shareholders, Investor Services Group will prepare Shareholder lists, mail and certify as to the mailing of proxy materials, process and tabulate returned proxy cards, report on proxies voted prior to meetings, act as inspector of election at meetings and certify Shares voted at meetings.

         5.       Sales of Shares.

         (a) Investor Services Group shall not be required to issue any Shares of the Fund where it has received a Written Instruction from the Fund or official notice from any appropriate authority that the sale of the Shares of the Fund has been suspended or discontinued. The existence of such Written Instructions or such official notice shall be conclusive evidence of the right of Investor Services Group to rely on such Written Instructions or official notice.

         (b) In the event that any check or other order for the payment of money is returned unpaid for any reason, Investor Services Group will endeavor to: (i) give prompt notice of such return to the Fund or its designee; (ii) place a stop transfer order against all Shares issued as a result of such check or order; and
(iii) take such actions as Investor Services Group may from time to time deem appropriate.

         6.       Transfer and Repurchase

         (a) Investor Services Group shall process all requests to transfer or redeem Shares in accordance with the transfer or repurchase procedures set forth in the Fund's Prospectus.

         (b) Investor Services Group will transfer or repurchase Shares upon receipt of Oral or Written Instructions or otherwise pursuant to the Prospectus and Share certificates, if any, properly endorsed for transfer or redemption, accompanied by such documents as Investor Services Group reasonably may deem necessary.

         (c) Investor Services Group reserves the right to refuse to transfer or repurchase Shares until it is satisfied that the endorsement on the instructions is valid and genuine. Investor Services Group also reserves the ri8ht to refuse to transfer or repurchase Shares until it is satisfied that the requested transfer or repurchase is legally authorized, and it shall incur no liability for the refusal, in good faith, to make transfers or repurchases which Investor Services Group, in its good judgement, deems improper or unauthorized, or until it is reasonably satisfied that there is no basis to any claims adverse to such transfer or repurchase.

         (d) When Shares are redeemed, Investor Services Group shall, upon receipt of the instructions and documents in proper form, deliver to the Custodian and the Fund or its designee a notification setting forth the number of Shares to be repurchased. Such repurchased shares shall be reflected on appropriate accounts maintained by Investor Services Group reflecting outstanding Shares of the Fund and Shares attributed to individual accounts.

         (e) Investor Services Group, upon receipt of the monies paid to it by the Custodian for the repurchase of Shares, pay such monies as are received from the Custodian, all in accordance with the procedures described in the written instruction received by Investor Services Group from the Fund.

         (f) Investor Services Group shall not process or effect any repurchase with respect to Shares of the Fund after receipt by Investor Services Group or its agent of notification of the suspension of the determination of the net asset value of the Fund.

        7.        Dividends.

        (a) Upon the declaration of each dividend and each capital gains distribution by the Board of Directors of the Fund with respect to Shares of the Fund, the Fund shall furnish or cause to be furnished to Investor Services Group Written Instructions setting forth the date of the declaration of such dividend or distribution, the ex-dividend date, the date of payment thereof, the record date as of which Shareholders entitled to payment shall be determined, the amount payable per Share to the Shareholders of record as of that date, the total amount payable on the payment date and whether such dividend or distribution is to be paid in Shares at net asset value.

         (b) On or before the payment date specified in such resolution of the Board of Directors, the Fund will pay to Investor Services Group sufficient cash to make payment to the Shareholders of record as of such payment date.

         (c) If Investor Services Group does not receive sufficient cash from the Fund to make total dividend and/or distribution payments to all Shareholders of the Fund as of the record date, Investor Services Group will, upon notifying the Fund, withhold payment to all Shareholders of record as of the record date until sufficient cash is provided to Investor Services Group.

         8. Retirement Plans. In connection with the individual retirement account, simplified employee pension plan, rollover individual retirement plan, educational IRA and ROTH individual retirement account (each hereinafter referred to as an "IRA" and, collectively, the "IRAs") within the meaning of
Section 408 of the Internal Revenue Code of 1986, as amended (the "Code") offered by the Fund for which contributions of the Funds shareholders (the "Participants") in the IRA's are invested in shares of the Fund, Investor Services Group shall provide the following administrative services in addition to those services described herein:

     o   Establish  a record  of types  and  reasons  for  distributions  (i.e., attainment of age 59-1/2, disability, death, return of excess contributions, etc.);
     o         Record method of distribution requested and/or made;
     o         Receive and process designation of the beneficiary forms;
     o Examine and process requests for direct transfers between custodians/trustees, transfer and pay over to the successor assets in the account and records pertaining thereto as requested;
     o Prepare any annual reports or returns required to be prepared and/or filed by a custodian of an IRA, including, but not limited to, an annual fair market value report, Forms 1099R and 5498 and file with the IRS and provide to Participant/Beneficiary; and
     o Perform applicable federal withholding and send Participants/Beneficiaries an annual TEFRA notice regarding required federal tax withholding.

         9. Cash Management Services. Funds received by Investor Services Group in the course of performing its services hereunder will be held in bank accounts and/or money market fund accounts (or other investments with at least a AA, or similar rating). With respect to funds maintained in money market fund accounts and other investments, Investor Services Group shall retain any interest generated or earned. With respect to funds maintained in bank accounts, Investor Services Group shall retain any excess balance credits or excess benefits earned or generated by or associated with such bank accounts or made available by the institution at which such bank accounts are maintained after such balance credits or benefits are first applied towards banking service fees charged by such institution in connection with banking services provided on behalf of the Fund.

         10. Lost Shareholders. Investor Services Group shall perform such services as are required in order to comply with Rules 17a-24 and 17Ad-17 of the 34 Act (the Lost Shareholder Rules"), including, but not limited to those set forth below. Investor Services Group may, in its sole discretion, use the services of a third party to perform the some or all such services.

     o documentation of electronic search policies and procedures; o execution of required searches; o creation and mailing of confirmation letters; o taking receipt of returned verification forms; o providing confirmed address corrections in batch via electronic media;;
     o tracking results and maintaining data sufficient to comply with the Lost Shareholder Rules; and o preparation and submission of data required under the Lost Shareholder Rules.

         11. DCXchange Services. Investor Services Group agrees to perform recordkeeping and related services for the benefit of participants in employee benefit plans under Section 401 (k) of the Internal Revenue Code ("Plans") ("Plan Participants") that maintain Shares of the Fund through Plans administered by certain benefit plan consultants ("Recordkeepers"). Investor Services Group shall subcontract with Recordkeepers to link the Investor Services Group recordkeeping system with the Recordkeepers, in order for the recordkeepers to maintain Fund Share positions for each Participant. Fund positions of the Participants shall constitute open accounts for which the Fund shall pay to Investor Services Group the annual fee specified in the schedule of fees attached hereto as Schedule B.

         12. Miscellaneous. In addition to and neither in lieu nor in contravention of the services set forth above, Investor Services Group shall:
(i) perform all the customary services of a transfer agent, registrar, dividend disbursing agent and agent of the dividend reinvestment and cash purchase plan as described herein consistent with those requirements in effect as at the date of this Agreement. The detailed definition, frequency, limitations and associated costs (if any) set out in the attached fee schedule, include but are not limited to: maintaining all Shareholder accounts, preparing Shareholder meeting lists, mailing proxies, tabulating proxies, mailing Shareholder reports to current Shareholders, withholding taxes on U.S. resident and non-resident alien accounts where applicable, preparing and filing U.S. Treasury Department Forms 1099 and other appropriate forms required with respect to dividends and distributions by federal authorities for all Shareholders.

II.      ADMINISTRATION SERVICES

         (a) Maintaining office facilities (which may be in the offices of Investor Services Group or a corporate affiliate) and furnishing corporate officers for the Fund;

         (b)  Furnishing  data  processing  services,   clerical  services,  and
executive and administrative services and standard stationery and office supplies;

         (c) Performing all functions ordinarily performed by the office of a corporate treasurer, and furnishing the services and facilities ordinarily incident thereto, as follows:

     o   Expense Accrual Monitoring

     o   Determination of Dividends

     o Preparation materials for review by the Board, e.g., Rules2a-7,10f-3, 17a-7, 17e-1 and 144A

     o         Tax and Financial Counsel

     o         Creation of expense pro formas for new Portfolios/classes

     o         Reporting to investment company reporting agencies (i.e., Lipper)

     o Compliance Testing including Section 81 7(h) (daily, weekly or monthly)

         (d) Preparing reports to the Fund's Shareholders and the SEC including, but not necessarily limited to, Annual Reports and Semi-Annual Reports on Form N-SAR;

         (e) Preparing and filing the Fund's tax returns and providing shareholder tax information to the Fund's transfer agent;

         (f) Assisting the Adviser, at the Adviser's request, in monitoring and developing compliance procedures for the Fund which will include, among other matters, procedures to assist the Adviser in monitoring compliance with each Portfolio's investment objective, policies, restrictions, tax matters and applicable laws and regulations;

         (g) Performing "Blue Sky" compliance functions, as follows:

     o Effecting and maintaining, as the case may be, the registration of Shares of the Fund for sale under the securities laws of the jurisdictions listed in the Written Instructions of the Fund, which instructions will include the amount of Shares to be registered as well as the warning threshold to be maintained. Any Written Instructions not received at least 45 days prior to the date the Fund intends to offer or sell its Shares cannot be guaranteed a timely notification to the states. In addition, Investor Services Group shall not be responsible for providing to any other service provider of the Fund a list of the states in which the Fund may offer and sell its Shares.

     o Filing with each appropriate jurisdiction the appropriate materials relating to the Fund. The Fund shall be responsible for providing such materials to Investor Services Group, and Investor Services Group shall make such filings promptly after receiving such materials.

     o Providing to the Fund quarterly reports of sales activity in each jurisdiction in accordance with the Written Instructions of the Fund. Sales will be reported by shareholder residence. NSCC trades and order clearance will be reported by the state provided by the dealer at the point of sale. Trades by omnibus accounts will be reported by trustee state of residence in accordance with the Written Instructions of the Fund outlining the entities which are permitted to maintain omnibus positions with the Fund.

     o In the event sales of Shares in a particular jurisdiction reach or exceed the warning levels provided in the Written Instructions of the Fund, Investor Services Group will promptly notify the Fund with a recommendation of the amount of Shares to be registered in such jurisdiction and the fee for such registration. Investor Services Group will not register additional Shares in such jurisdiction unless and until Investor Services Group shall have received written instructions from the Fund to do so.

     o If Investor Services Group is instructed by the Fund not to register Shares in a particular jurisdiction, Investor Services Group will use its best efforts to cause any sales in such jurisdictions to be blocked, and such sales will not be reported to Investor Services Group as sales of Shares of the Fund.

         (h) Performing corporate secretarial services including the following:

     o Assist in maintaining corporate records and good standing status of Fund in its state of organization

     o Develop and maintain calendar of annual and quarterly board approvals and regulatory filings

     o Prepare notice, agenda, memoranda, resolutions and background materials for legal approvals at quarterly board meetings and committee meetings; attend meetings; make presentations where appropriate; prepare minutes; follow up on issues

     o Provide support for one special in person board meeting per year and written consent votes where needed

         (i)      Performing the following legal services:

     o   Prepare and file annual Post-Effective Amendment

     o   Prepare and file Rule 24f-2 Notice

     o   Review and file Form N-SAR

     o  Review, Edgarize and file Annual and Semi-Annual Financial Reports

     o Communicate significant regulatory or legislative developments to Fund management and directors and provide related planning assistance where needed

     o Consult with Fund management regarding portfolio compliance and Fund corporate and regulatory issues as needed

     o Maintain effective communication with outside counsel and review legal bills of outside counsel

     o Coordinate the printing and mailing process with outside printers for all shareholder publications

     o   Arrange D&O/E&O insurance and fidelity bond coverage for Fund

     o Assist in monitoring Fund Code of Ethics reporting and provide such reports to the person designated under the Fund's Code

         (j) Performing, in accordance with the Written Instructions of the Fund, the following Special Legal Services in accordance with the pricing structure listed on the Fee Schedule attached to this Agreement as Schedule C:

     o Assist in managing SEC audit of the Fund at the Adviser's principal place of business

     o   Review sales material and advertising for Fund Prospectus compliance

     o Assist in new Portfolio start-up (to the extent requested) Coordinate time and responsibility schedules Prepare Fund corporate documents (MTA/by-laws)
                  Draft/file registration statement (including investment objectives/policies and prospectuses) Respond to and negotiate SEC comments Draft notice, agenda and resolutions for organizational meeting; attend board meeting; make presentations where appropriate; prepare minutes and follow up on issues

     o Assist in developing compliance guidelines and procedures to improve overall compliance by Fund and service providers

     o Prepare notice, agenda, memoranda and background materials for special board meetings, make presentations where appropriate, prepare minutes and follow up on issues

     o Prepare proxy material for special meetings (including fund merger documents)

     o Prepare Post-Effective Amendments for special purposes (e.g., new funds or classes, changes in advisory relationships, mergers, restructurings)

     o         Prepare special Prospectus supplements where needed

     o Assist in extraordinary non-recurring projects, including providing consultative legal services, e.g., Arrange CDSC financial programs Prospectus simplification Profile prospectuses Exemptive order applications

III.     FUND ACCOUNTING SERVICES

         Performing fund accounting and bookkeeping services (including the maintenance of such accounts, books and records of the Fund as may be required by Section 31(a) of the 1940 Act) as follows:

     o   Daily, Weekly, and Monthly Reporting

     o   Portfolio and General Ledger Accounting

     o   Daily Valuation of all Portfolio Securities

     o   Daily Valuation and NAV Calculation

     o   Comparison of NAV to market movement

     o Review research of price tolerance/fluctuation report to market movements and events

     o   Research of items appearing on the price exception report

     o Weekly cost monitoring along with market-to-market valuations in accordance with Rule 2a-7

     o   Security trade processing

     o   Daily cash and position reconciliation with the custodian bank

     o Daily updating of price and distribution rate information to the Transfer Agent/Insurance Agent

     o   Daily support and report delivery to Portfolio Management

     o   Daily calculation of Portfolio adviser fees and waivers

     o   Daily calculation of distribution rates

     o   Daily investable cash call

     o   Monitor and research aged receivables

     o   Collect aged income items and perform reclaims

     o   Update NASDAQ reporting

     o Daily maintenance of each Portfolio's general ledger including expense accruals

     o   Daily NAV per share notification to other vendors as required

     o   Calculation of 30-day SEC yields and total returns

     o   Preparation of month-end reconciliation package

     o   Monthly reconciliation of Portfolio expense records

     o   Application of monthly pay down gain/loss

     o   Preparation of all annual and semi-annual audit work papers

                                                    Schedule B
                                                   Fee Schedule

TRANSFER AGENCY FEES:

Annual Fees:

         Open Account Fees:                         $17.50 Per Open Account

         Closed Account Fees:                       $3.60 Per Closed Account

         Fund Minimums:                         $24,000 Per Portfolio Per Year

                  Each Additional Class:        $18,000 Per Portfolio Per Year

         Conversion Costs:                           Free Set-Up Fee

Value Added Services:

         Cost Basis Accounting:                      Free Set-up Fee
                                                              $.35 Per Eligible
                                                              Account Per Month

         AVR Solution:                               $7,500 Set-Up Fee
                                                              $300.00 Monthly
                                                              Minimum Or
                                                                   --
                                                              $.2125 Per Minute
                                                              Charge
                                                              $.0775 Per Minute
                                                              Telecom Charge
                                                              $.10 per Call

         FundServ:                                            $5,000 Set-Up Fee
                                                              $.15 Per Trade
                                                              Plus $.10 Same
                                                              Day Trades

Asset Allocation/Reallocation:                       Free Set-Up Fee
                                                              $.25 Per Trade
                                                              Via NSCC

Direct Access Zip Link:                              $5,000 Set-Up Fee
                                                              $1,000 Per Month
                                                              $.03/Record Plus
                                                              $.015/Price Record

DCXchange Program:                                           25 bp based on
                                                             the assets for all
                                                             Plan Participant
                                                             Accounts in the
                                                             Fund

Lost Shareholder Search/Reporting:                   $2.75 per account search*

     * The per account search fee shall be waived until June 2000 so long as the Fund retains Keane Tracers. Inc. ("KTI") to provide the Fund with KTI's "In-Depth Research Program" services.

Print/Mail Fees.

         (a)      Standard Pricing:

         Testing Application or Data Requirements:  $3.00/fax

         Work Order:  $15.00 per work order

         Daily Work (Confirms):
                  Hand: $71/K with $20.00 minimum (includes BRE or CRE) $0.07/each additional insert

                  Machine: $42/K with S15.00 minimum (includes BRE or CRE)
                                    $0.01/each additional insert

         Daily Checks*:
                  Hand: $91/K with $30.00 minimum daily (includes 1 insert) $0.08/each additional insert

                  Machine: $52/K with $20.00 minimum (includes 1 insert)
                                    $0.01/each additional insert

                *There is a $3.00 charge for each 3606 Form sent.

         Statements:
                  Hand: $78/K with $20.00 minimum (includes BRE or CRE) $0.08/each additional insert
                                 $125/K for intelligent inserting

                  Machine: $52/K with $20.00 minimum (includes BRE or CRE)
                                    $0.01 each additional insert
                                    $58/K for intelligent inserting

         Periodic Checks:
                  Hand: $91/K with $30.00 minimum (includes 1 insert) $0.08/each additional insert

                  Machine: $52/K with $30.00 minimum (includes 1 insert)
                                    $0.01/each additional insert

12B1/Dealer Commission Checks/Statements:            $0.78/each envelope with
                                                     $30.00 minimum
         -----------------------------------------

         Spac Reports/Group Statements:              $78/K with $20.00 minimum
         ------------------------------

         Listbills:                 $0.78 per envelope with $20.00 minimum
         ----------

         Printing Charges:  (price ranges dependent on volumes)
                  $0.08/per confirm/statement/page
                  $0.10/per check

         Folding (Machine):         $18/K

         Folding (Hand):            $.12 each

         Presort Charge:            postage rate
                                    $0.035 per piece

         Courier Charge:            $15.00 for each on call courier trip/or
                                    actual cost for on demand
         ---------------

         Overnight Charge: $3.50 per package service charge plus Federal
                                    Express/Airborne charge

         Inventory Storage:         $20.00 for each inventory location as of
                                    the 15th of the month

         Inventory Receipt:         $20.00 for each SKU / Shipment

    Hourly work; special projects. opening envelopes. etc...:   $24.00 per hour
         ---------------------------------------------------------

         Special Pulls:             $2.50 per account pull

         Boxes/Envelopes:  Shipping boxes            $0.85 each
                                    Oversized Envelopes       $0.45 each

         Forms Development/Programming Fee: $100/hr

         Systems Testing:           $85/hr

         Cutting Charges:           $10.00/K

         (b)      Special Mailings:
                  Special mailing pricing is based on appropriate notification (standard of 30 day notification) and scheduling for special mailings. Scheduling requirements include having collateral arrive at agreed upon times in advance of deadlines. Mailings which arise with shorter time frames and turns will be billed at a premium based on turn around requirements.

         Work Order:                $30.00 per Workorder

         Daily Work (Confirms):
                  Hand:        $135.00 to create an admark tape
                               $10.00/K to zip + 4 data enhance/$125.00 minimum $80.00/hr for any data manipulation
                               $10.00/K combo charge

         Admark & Machine Insert:
                  #10, #11, 6x9:    $62/K to admark envelope and machine insert
                                    1 piece/$125.00 min
                                    $2.50/K for each additional insert
                                    $38/K to admark only with $75S.00 minimum
                                    $25.00/K hand sort
                  9xl2:            $135/K to admark envelope and machine insert
                                    1 piece/$125.00 min
                                    $5.00/K for each additional insert
                                    $38/K to admark only/$75.00 minimum
                                    $0.08 for each hand insert

         Admark & Hand Insert:
                  #10, #11, 6x9:    $0.08 for each hand insert
                                    $25.00/K hand sort
                  9x12              $0.09 for each hand insert
                                    $35.00/K hand sort

         Pressure/Sensitive Labels:
                                    $0.32 each to create,  affix and hand insert
                                    1 piece/$75.00 minimum $0.08 for each hand insert $0.10 to affix labels only $0.10 to create labels only

         Legal Drop:                $150.00 / compliant legal drop per job and
                                    processing fees
         -----------

         Create Mailing List:       $0.40 per entry with $75.00 minimum

         Presort Fee:               $0.035 per piece

FUND ACCOUNIING AND ADMINISTRATION FEES:

Annual Fees:

         Administration Fees:

         First $1 billion in aggregate assets 0.15% of monthly average net assets Next $4 billion in aggregate assets 0.10% of monthly average net assets Aggregate assets in excess of $4 billion 0.08% of monthly average net assets Minimum fee: $125,000 per annum (assuming five
                                                              Portfolios)

         Fund Accounting Fees:

         Flat Fee:                                  $25,000 per Portfolio
         Additional charge:                         $2,000 per additional class

FEE WAIVERS:  (Applicable to the Wilshire 5000 Index Portfolio only)

Transfer Agency Fee Waivers:

         $24,000 per Investment Class per annum
         $18,000 per Institutional Class per annum
         $42,000 Total Waiver per annum

Once the per account fees exceed the waiver amount, the Fund will receive a credit equal to the foregoing waiver.

Fund Accounting Fee Waivers:

         $25,000 per Portfolio per annum
         $ 2,000 per additional class per annum
         $27,000 Total Waiver per annum

Administration Fee Waivers:

         Assets less than $500 MM                                 100% of annual administration fee
         Assets equal to or greater than $500 MM
                  But less than $1,000 MM                          85% of annual administration fee
         Assets equal to or greater than $1,000 MM
                  But less than $2,000 MM                          75% of annual administration fee
         Assets equal to or greater than $2,000 MM                 50% of annual administration fee

In addition, the amount of the Transfer Agency Fee Waiver (or corresponding credit) and Fund Accounting Fee Waiver will be determined in accordance with the foregoing schedule. For example, if the assets of the Wilshire 5000 Index Portfolio are $750 MM, the Portfolio shall be entitled to a Transfer Agency Fee Waiver (or credit) equal to $35,700 (85% of $42,000), a Fund Accounting Fee Waiver equal to $22,950 (85% of $27,000) and an Administration Fee Waiver equal to $956,250 (85% of $1,125,000).

GENERAL:

1.1 First Data may charge a service fee equal to the lesser of (1) one and one-half percent (1 1/2%) per month of (ii) the highest interest rate legally permitted on any unpaid amounts, unless such amounts are ultimately determined not due in accordance with the Payment Dispute Procedure. Client shall also reimburse First Data for all reasonable expenses to collect delinquent amounts, including reasonable attorneys' fees and court costs.

1.2 First Data may adjust any annual or monthly fees once per calendar year, upon thirty (30) days prior written notice in an amount not to exceed the cumulative percentage increase in the Consumer Price Index for All Urban Consumers (CPI-U) U.S. City Average, All items (unadjusted) - (1982-84=100), published by the U.S. Department of Labor since the last such adjustment in the Client's monthly fees (or the Effective Date absent a prior such adjustment).

1.3 Miscellaneous Charges. The Fund shall be charged for the following products and services as applicable:
         o     Ad hoc reports
         o     Ad hoc SQL time
         o     COLD Storage
         o     Digital Recording
         o     Banking Services, including incoming and outgoing wire charges
         o     Microfiche/microfilm production
         o     Magnetic media tapes and freight
         o     Manual Pricing
         o     Materials for Rule 15c-3 Presentations
         o Pre-Printed Stock, including business forms, certificates, envelopes, checks and stationary

1.4 Programming Costs. The following programming rates are subject to an annual 5% increase after the one year anniversary of the effective date of this Agreement.

         (a)      Dedicated Team:           Programmer:                    $100,000 per annum
                                            BSA:     $ 85,000 per annum
                                            Tester:  $ 65,000 per annum
         (b)      System Enhancements (Non Dedicated Team):                $150.00 per/hr per programmer

                                                    Schedule C

                                              OUT-OF-POCKET EXPENSES


The Fund shall reimburse Investor Services Group monthly for applicable out-of-pocket expenses, including, but not limited to the following items:

         o     Postage - direct pass through to the Fund
         o Telephone and telecommunication costs, including all lease, maintenance and line costs
         o     Proxy solicitations, mailings and tabulations
         o     Shipping, Certified and Overnight mail and insurance
         o Terminals, communication lines, printers and other equipment and any expenses incurred in connection with such terminals and lines
         o     Duplicating services
         o     Distribution and Redemption Check Issuance
         o     Courier services
         o     Federal Reserve charges for check clearance
         o     Overtime, as approved by the Fund
         o     Temporary staff, as approved by the Fund
         o     Travel and entertainment, as approved by the Fund
         o Record retention, retrieval and destruction costs, including, but not limited to exit fees charged by third party record keeping vendors
         o     Third party audit reviews
         o     Insurance
         o Pricing services (or services used to determine Fund NAV) o Vendor set-up charges for Blue Sky and other services o Blue Sky filing or registration fees o EDGAR filing fees o Vendor pricing comparison o Such other expenses as are agreed to by Investor Services Group and the Fund

         The Fund agrees that postage and mailing expenses will be paid on the day of or prior to mailing as agreed with Investor Services Group. In addition, the Fund will promptly reimburse Investor Services Group for any other unscheduled expenses incurred by Investor Services Group whenever the Fund and Investor Services Group mutually agree that such expenses are not otherwise properly borne by Investor Services Group as part of its duties and obligations under the Agreement.

                                                    Schedule D

                                                  Fund Documents

         - Certified copy of the Articles of Incorporation of the Fund, as amended

         -        Certified copy of the By-laws of the Fund, as amended,

         - Copy of the resolution of the Board of Directors authorizing the execution and delivery of this Agreement

         - Specimens of the certificates for Shares of the Fund, if applicable, in the form approved by the Board of Directors of the Fund, with a certificate of the Secretary of the Fund as to such approval

         - All account application forms and other documents relating to Shareholder accounts or to any plan, program or service offered by the Fund

         - Certified list of Shareholders of the Fund with the name, address and taxpayer identification number of each Shareholder, and the number of Shares of the Fund held by each, certificate numbers and denominations (if any certificates have been issued), lists of any accounts against which stop transfer orders have been placed, together with the reasons therefore, and the number of Shares redeemed by the Fund

         - All notices issued by the Fund with respect to the Shares in accordance with and pursuant to the Articles of Incorporation or By-laws of the Fund or as required b law and shall perform such other specific duties as are set forth in the Articles of Incorporation including the giving of notice of any special or annual meetings of shareholders and any other notices required thereby.

         - Copies of all agreements between the Fund and its service providers

         - A listing of all jurisdictions in which each Portfolio is registered and lawfully available for sale as of the date of this Agreement and all information relative to the monitoring of sales and registrations of Fund shares in such jurisdictions

         - Each Fund's most recent post-effective amendment to its Registration Statement

         - Each Fund's most recent prospectus and statement of additional information, if applicable, and all amendments and supplements thereto